COPSYNC, INC.
(A Development Stage Company)

Consolidated Financial Statements

December 31, 2008 and 2007

/Letterhead/

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
CopSync, Inc.

We have audited the accompanying balance sheets of CopSync, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and the period from inception on January 3, 2005 through December 31, 2008 . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CopSync, Inc. at December 31, 2008 and 2007, and the results of its operations and cash flows for the years then ended and the period from inception on January 3, 2005 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/Chisholm, Bierwolf, Nilson & Morrill
Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, UT
April 14, 2009 except for Notes 3 and 11 as to which the date is October 16, 2009

COPSYNC, INC.
(A Development Stage Company)
Consolidated Balance Sheets

ASSETS

	December 31,
	2008	2007

CURRENT ASSETS

Cash and cash equivalents (Note 2)	$209,378	$2,772

Total Current Assets	209,378	2,772

PROPERTY AND EQUIPMENT (Note 2)

Computer hardware	43,232	32,835
Computer software	16,669	5,300
Fleet vehicles	51,393	46,124
Furniture and fixtures	45,132	43,698

Total Property and Equipment	156,426	127,957
Less: Accumulated Depreciation	(67,402)	(48,991)

Net Property and Equipment	89,024	78,966

OTHER ASSETS

Software development costs, net (Note 2)	2,127,296	1,627,335
Lease security deposit	750	750
Patent costs	-	15,560

Total Other Assets	2,128,046	1,643,645

TOTAL ASSETS	$2,426,448	$1,725,383

The accompanying notes are an integral part of these consolidated financial statements.

COPSYNC, INC.
(A Development Stage Company)
Consolidated Balance Sheets (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31,
	2008	2007

CURRENT LIABILITIES

Accounts payable and accrued expenses	$77,633	$58,015
Note payable - related party (Note 5)	-	33,000
Convertible note payable - related party (Note 6)	420,000	-
Notes payable, current portion (Note 4)	7,453	6,864

Total Current Liabilities	505,086	97,879

LONG-TERM LIABILITIES

Notes payable (Note 4)	24,592	32,824

Total Long-Term Liabilities	24,592	32,824

Total Liabilities	529,678	130,703

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS' EQUITY

Series A Preferred stock, par value $0.0001 per share,
1,000,000 shares authorized; 100,000 shares issued
and outstanding	10	10
Common stock, par value $0.0001 per share,
500,000,000 shares authorized; 120,273,001 shares
and 99,423,074 issued and outstanding, respectively	12,027	9,942
Additional paid-in-capital	3,527,549	2,597,201
Deficit accumulated during the development stage	(1,642,816)	(1,012,473)

Total Stockholders' Equity	1,896,770	1,594,680

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,426,448	$1,725,383

The accompanying notes are an integral part of these consolidated financial statements.

COPSYNC, INC.
(A Development Stage Company)
Consolidated Statements of Operations

	For the Years Ended		Cumulative
	December 31,		From
	2008	2007	Inception

LICENSE FEE REVENUES	$3,598	$-	$3,598

OPERATING EXPENSES

Depreciation and amortization	82,414	20,554	131,405
Professional fees	117,414	21,058	163,876
Salaries and wages	206,873	397,926	891,686
Rent	28,175	28,710	85,393
Other general and administrative	174,552	98,562	373,263

Total Operating Expenses	609,428	566,810	1,645,623

LOSS BEFORE OTHER INCOME (EXPENSE)	(605,830)	(566,810)	(1,642,025)

OTHER INCOME (EXPENSE)

Interest income	1,199	392	17,626
Other income	-	-	7,801
Interest expense	(25,712)	(506)	(26,218)

Total Other Income (Expense)	(24,513)	(114)	(791)

NET LOSS	$(630,343)	$(566,924)	$(1,642,816)

LOSS PER COMMON SHARE - BASIC & DILUTED	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	112,669,755	99,423,074

The accompanying notes are an integral part of these consolidated financial statements.

COPSYNC, INC.
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity

	Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit

Balance, December 31, 2006	100,000	$10	99,423,074	$9,942	$1,998,180	$(445,549)

Capital contributions	-	-	-	-	599,021	-

Net loss for the year ended
December 31, 2007	-	-	-	-	-	(566,924)

Balance, December 31, 2007	100,000	10	99,423,074	9,942	2,597,201	(1,012,473)

Reverse merger adjustment (Note 1)	-	-	18,361,247	1,836	(1,836)	-

Common stock issued for cash in
private placements at $0.35 per share	-	-	771,680	77	270,011	-

Common stock issued for cash in
private placements at $0.40 per share	-	-	1,267,000	127	506,673	-

Common stock issued for cash in
private placements at $0.35 per share	-	-	398,571	40	137,505	-

Common stock issued in lieu of related
party notes payable at $0.35 per share	-	-	51,429	5	17,995	-

Net loss for the year ended
December 31, 2008	-	-	-	-	-	(630,343)

Balance, December 31, 2008	100,000	$10	120,273,001	$12,027	$3,527,549	$(1,642,816)

The accompanying notes are an integral part of these consolidated financial statements.

COPSYNC, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the Years Ended		Cumulative
	December 31,		From
	2008	2007	Inception

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(630,343)	$(566,924)	$(1,642,816)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization	82,414	20,554	131,405
Write-off of patent costs	15,560	-	15,560
Change in operating assets and liabilities:
Lease security deposit	-	-	(750)
Accounts payable and accrued expenses	19,618	18,220	67,598

Net Cash Used in Operating Activities	(512,751)	(528,150)	(1,429,003)

CASH FLOWS FROM INVESTING ACTIVITIES

Software development costs	(563,964)	(184,734)	(1,224,643)
Purchases of property and equipment	(28,469)	(12,717)	(116,426)

Net Cash Used in Investing Activities	(592,433)	(197,451)	(1,341,069)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock for cash	914,433	-	914,433
Payments on notes payable	(7,643)	(312)	(7,955)
Capital contributions	-	599,021	1,634,972
Payments on notes from related parties -
directors and stockholders	(15,000)	-	(15,000)
Proceeds received on notes and convertible notes	420,000	33,000	453,000
Loans from related parties - former directors and
stockholders	-	-	39,800
Payment of loans from related parties - former
directors and stockholders	-	-	(39,800)
Loan from third-party entity related to consultant	-	-	15,000
Repayment of loan from third-party entity related
to consultant	-	-	(15,000)

Net Cash Provided by Financing Activities	1,311,790	631,709	2,979,450

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS	206,606	(93,892)	209,378

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,772	96,664	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$209,378	$2,772	$209,378

  The accompanying notes are an integral part of these consolidated financial statements.

COPSYNC, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows (Continued)

	For the Years Ended		Cumulative
	December 31,		From
	2008	2007	Inception
SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$3,160	$506	$3,666
Cash paid for taxes	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Purchase of fleet vehicles financed by notes payable	$-	$40,000	$40,000
Contribution of services - capitalized to software
development costs	$-	$-	$966,656
Common stock issued in lieu of notes payable	$18,000	$-	$18,000

The accompanying notes are an integral part of these consolidated financial statements.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 1 -       NATURE OF ORGANIZATION

COPsync, Inc. (formerly, Global Advance Corporation) (“the Company”), which was incorporated on October 23, 2006 in Delaware, is in the development stage and has not commenced significant operations.  On March 20, 2008, the stockholders of the Company approved an amendment to the Articles of Incorporation to change its name from Global Advance Corporation to COPsync, Inc. This amendment was filed on April 24, 2008.

The Company operates as a software provider that not only enhances productivity and quality of work, but creates a safer work environment for the public safety community by developing the first real-time, nationwide public safety information sharing network.

On April 17, 2008, the Company amended its Articles of Incorporation to increase its authorized shares from 50,000,000 to 500,000,000, implement a 15-for-1 forward stock split, and authorize 1,000,000 Series A Preferred Stock, par value $0.0001. The accompanying consolidated financial statements and related notes thereto have been adjusted accordingly to reflect this forward stock split.

Effective April 25, 2008, the Company entered into a share exchange agreement with PostInk Technology, LP and RSIV, LLC (collectively “PostInk”) for 100% of the interests in PostInk. On the closing date, the Company issued 25,000,005 shares (post forward stock split) of its common stock, 100,000 shares of its Series A Preferred Shares, and warrants to purchase 74,423,069 shares (post forward stock split) of common stock, in exchange for 100% of PostInk.  The Company also cancelled 29,388,750 shares held by its existing stockholders.

The shares issued in the acquisition resulted in the owners of PostInk having operating control of the Company immediately following the acquisition, as PostInk exercises control over a majority of the Company’s shares.  Therefore, this acquisition has been accounted for in the accompanying consolidated financial statements as a reverse acquisition, with PostInk becoming a wholly-owned subsidiary of the Company.  These consolidated financial statements represent a continuation of PostInk, not COPsync, Inc. (formerly, Global Advance Corporation), the legal parent company.  PostInk is treated as the parent company for accounting purposes and COPsync, Inc. is the parent company for legal purposes. The historical financial statements presented are those of PostInk rather than COPsync, Inc.

NOTE 2 -       SUMMARY OF SIGNFICANT ACCOUNTING POLICIES

a.      Accounting Method

The Company’s consolidated financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end.

b.      Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 2 -       SUMMARY OF SIGNFICANT ACCOUNTING POLICIES (Continued)

c.      Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.      Property and Equipment

Property and equipment is recorded at cost.  Major additions and improvement are capitalized, while ordinary maintenance and repairs are expensed as incurred.  The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment.  Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, ranging as follows:

Computer hardware	3 years
Computer software	3 years
Fleet vehicles	5 years
Furniture and fixtures	5 to 7 years

Depreciation expense on property and equipment was $18,411 and $20,554 for the years ended December 31, 2008 and 2007, respectively.

e.      Software Development Costs

The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed,” under which certain software development costs incurred subsequent to the establishment of technological feasibility may be capitalized and amortized over the estimated lives of the related products. The Company determines technological feasibility to be established upon completion of (1) product design, (2) detail program design, (3) consistency between product and program design and (4) review of detail program design to ensure that high risk development issues have been resolved. Upon the general release of the product to customers, development costs for that product are amortized over periods not exceeding three years, based on the estimated economic life of the product. Capitalized software development costs, net of accumulated amortization, amounted to $2,127,296 and $1,627,335 at December 31, 2008 and 2007, respectively.

These costs were not amortized during 2007 because revenue generating activities have not yet commenced.  Amortization expense, however, for the year ended December 31, 2008 was $64,003.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 2 -       SUMMARY OF SIGNFICANT ACCOUNTING POLICIES (Continued)

f.	Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risks consist of cash and cash equivalents.  The Company places its cash and cash equivalents at well known quality financial institutions.  Cash and cash equivalents at banks are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $250,000.  The Company did not have any cash or cash equivalents in excess of this amount at December 31, 2008 and 2007.

g.      Fair Value of Financial Instruments

The Company follows Statement of Financial Standard (“SFAS”) No. 157, Fair Value Measurements.  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 did not have an impact on the Company's consolidated financial statements.  Due to their short-term nature, the carrying value of the Company’s current financial assets and liabilities approximates their fair values.  The fair value of the Company’s borrowings, if recalculated based on current interest rates, would not significantly differ from the recorded amounts.

h.      Revenue Recognition

The Company is in the development stage and just recently began to realize licensing revenues from operations.  The Company applies the provisions of SEC Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition in Financial Statements (“SAB 104”), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC.  The SAB 104 outlines the basic criteria that must be met to recognize the revenue and provides guidance for disclosure related to revenue recognition policies.  In general, the Company recognizes revenue related to licensing fees when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable and (iv) collectibility is reasonably assured.

i.      Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).  Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. The Company maintains a valuation allowance with respect to deferred tax assets.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 2 -       SUMMARY OF SIGNFICANT ACCOUNTING POLICIES (Continued)

i.      Income Taxes (Continued)

The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

On January 1, 2007, the Company adopted Financial Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (FIN 48).  FIN 48 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of FIN 48, the Company performed a review of its material tax positions in accordance with and measurement standards established by FIN 48.  At the adoption date of January 1, 2007, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the years ended December 31, 2007 or 2008.  The Company also estimates that the unrecognized tax benefit will not change significantly within the next twelve months.

As the Company has significant net operating loss carry forwards, even if certain of the Company’s tax positions were disallowed, it is not foreseen that the Company would have to pay any taxes in the near future.  Consequently, the Company does not calculate the impact of interest or penalties on amounts that might be disallowed.

The Company files income tax returns in the U.S. federal and Texas jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal, state and local tax authorities for years before 2002.

From inception through December 31, 2008, the Company had incurred net losses and, therefore, had no tax liability.   The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carryforward is approximately $1,643,000 at December 31, 2008, and will expire in the years 2026 through 2028.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 2 -       SUMMARY OF SIGNFICANT ACCOUNTING POLICIES (Continued)

i.      Income Taxes (Continued)

The deferred tax asset and the valuation account are as follows at December 31, 2008 and 2007, respectively:

	December 31
	2008	2007
NOL Carryforward	$558,600	$344,300
Valuation Allowance	(558,600)	(344,300)

Total	$-	$-

The components of income tax expense are as follows for the years ended December 31, 2008 and 2007, respectively:

	2008	2007

Current income tax expense (benefit):
Federal	$-	$-
State	-	-

Current tax expense	$-	$-

Deferred tax expense (benefit) arising from:
Valuation allowance	$(214,300)	$(192,800)
Net operating loss carryforward	214,300	192,800

Net deferred tax assets	-	-

Income tax provision	$-	$-

j.      Basic and Fully Diluted Loss Per Share

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings Per Share, the computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements.

The computations of basic and fully diluted loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements, plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding during the period, or the exercise of convertible debentures. Common stock equivalents, totaling 8,400,000 shares pursuant to the convertible debentures, 15,264,800 shares pursuant to outstanding warrants, and 75,000,000 shares pursuant to the conversion of preferred shares, have not been included because they are anti-dilutive.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 2 -                                                                            SUMMARY OF SIGNFICANT ACCOUNTING POLICIES (Continued)

j.      Basic and Fully Diluted Loss Per Share (Continued)

Following is a reconciliation of the loss per share for the years ended December 31, 2008 and 2007, respectively:

	For the Years Ended
	December 31,
	2008	2007
Net (loss) available to common shareholders	$(630,343)	$(566,924)

Weighted average shares	112,669,755	99,423,074

Basic and fully diluted loss per share (based on weighted average shares)	$(0.01)	$(0.01)

k.	Newly Adopted Pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 (“SFAS 159”), which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities under an instrument-by-instrument election. Subsequent measurements for the financial assets and liabilities an entity elects to fair value will be recognized in earnings. SFAS 159 also establishes additional disclosure requirements. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also adopts SFAS 157. The adoption of SFAS 159 did not have a material impact on the Company’s consolidated results of operations, financial position, or cash flow.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) replaces SFAS No. 141, Business Combinations, but retains the requirement that the purchase method of accounting for acquisitions be used for all business combinations. SFAS 141(R) expands on the disclosures previously required by SFAS 141, better defines the acquirer and the acquisition date in a business combination, and establishes principles for recognizing and measuring the assets acquired (including goodwill), the liabilities assumed and any non-controlling interests in the acquired business. SFAS 141(R) also requires an acquirer to record an adjustment to income tax expense for changes in valuation allowances or uncertain tax positions related to acquired businesses. SFAS 141(R) is effective for all business combinations with an acquisition date in the first annual period following December 15, 2008; early adoption is not permitted. The Company does not expect the adoption of SFAS 141(R) to have a material impact on its consolidated results of operations, financial position, or cash flow.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 2 -       SUMMARY OF SIGNFICANT ACCOUNTING POLICIES (Continued)

k.	Newly Adopted Pronouncements (Continued)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 5” (SFAS 160). SFAS 160 requires that non-controlling (or minority) interests in subsidiaries be reported in the equity section of the company’s balance sheet, rather than in a mezzanine section of the balance sheet between liabilities and equity. SFAS 160 also changes the manner in which the net income of the subsidiary is reported and disclosed in the controlling company’s income statement. SFAS 160 also establishes guidelines for accounting for changes in ownership percentages and for deconsolidation. SFAS 160 is effective for financial statements for fiscal years beginning on or after December 1, 2008 and interim periods within those years; early adoption is not permitted. The Company does not expect the adoption of SFAS 160 to have a material impact on its consolidated results of operations, financial position, or cash flow.

In March 2008, the Financial Accounting Standards Board (FASB) issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133 ("SFAS No. 161"). SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about how and why an entity uses derivative instruments, how the instruments are accounted for under SFAS No. 133 and its related interpretations, and how the instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. The guidance in SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect the adoption of SFAS No. 161 to have a material impact on its consolidated results of operations, financial position, or cash flow.

In May of 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 163, Accounting for Financial Guarantee Insurance – an interpretation of FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises.  This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This statement also clarifies how Statement 60 applies to financial guarantee insurance contracts.  This statement is effective for fiscal years beginning after December 15, 2008.  This statement has no effect on the Company’s financial reporting at this time.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 2 -       SUMMARY OF SIGNFICANT ACCOUNTING POLICIES (Continued)

k.	Newly Adopted Pronouncements (Continued)

In May of 2008, the FASB issued Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles.  This statement identifies literature established by the FASB as the source for accounting principles to be applied by entities which prepare financial statements presented in conformity with generally accepted accounting principles (GAAP) in the United States.  This statement is effective 60 days following approval by the SEC of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  This statement will require no changes in the Company’s financial reporting practices.

l.      Principles of Consolidation

The consolidated financial statements include the accounts of COPsync, Inc., and its wholly-owned subsidiary, PostInk Technology, LP.  All material intercompany accounts and transactions have been eliminated in the consolidation.

NOTE 3 -       GOING CONCERN CONSIDERATIONS / RESTATEMENT

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  As of December 31, 2008, the Company had not yet established revenues significant enough to cover its operating costs, and as such, has incurred an operating loss since inception.  Further, as of December 31, 2008, the cash resources of the Company were insufficient to meet its current business plan, the Company had negative working capital, and the Company was in a position whereby it had to rely on continuing financing through the issuance of additional shares of common stock or alternative financing, in order to sustain operations.  As a result of these factors, the Company’s independent registered public accountant’s report originally issued on April 14, 2009, included an explanatory paragraph in respect to the Company’s ability to continue as a going concern.

As more fully described in Note 11, the Company completed a private placement of its equity securities on October 14, 2009, in which the Company raised approximately $1,500,000 in gross proceeds.  Pursuant to this private placement, the Company issued 375,000 shares of its newly designated Series B Convertible Preferred Stock, which Series B Preferred Stock is convertible into a total of 15,000,000 shares of the Company’s common stock.  In addition, warrants to purchase 3,000,000 shares of common stock were issued as part of the transaction.

As a result of the Company’s completed private placement on October 14, 2009 as described in the preceding paragraph, the Company’s independent registered public accountants have removed the explanatory paragraph in respect to the Company’s ability to continue as a going concern from their independent auditor’s report as of and for the years ended December 31, 2008 and 2007.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 4 -       NOTES PAYABLE

Notes payable as of December 31, 2008 and 2007 consisted of the following:

	December 31,
	2007	2006
Notes payable to a financing company, interest at 8.25% per annum, payable in monthly installments of $818, matures in October 2012, secured by two vehicles.	$32,045	$39,688
Less: current portion	(7,453)	(6,864)
Long-term portion of notes payable	$24,592	$32,824

Future principal payments on long-term debt:

For the Years Ending December 31,
2009	$7,453
2010	8,091
2011	8,785
2012	7,716
2013 and thereafter	-
Total	$32,045

NOTE 5 -        NOTE PAYABLE - RELATED PARTY

During December 2007, the Company received $33,000 pursuant to a promissory note from a shareholder.  The amount was due on demand, non-interest bearing and unsecured.  During the year ended December 31, 2008, the Company issued a total of 51,429 shares of common stock, valued at $0.35 per share, in payment of $18,000 of this outstanding note payable.  The remaining $15,000 was paid back in cash during the year ended December 31, 2008.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 6 -       CONVERTIBLE NOTE PAYABLE – RELATED PARTY

During the year ended December 31, 2008, the Company received a total of $420,000 from a related individual pursuant to a convertible note payable. The note bears interest at 9% per annum, is due on demand, and is convertible into common stock at $0.05 per share.  Accrued interest on this note payable at December 31, 2008 totaled $22,552.

The convertible note has been accounted for pursuant to EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instruments.  Pursuant to the terms of the convertible note, however, no beneficial conversion feature was recorded for the year ended December 31, 2008.

NOTE 7 -       STOCK TRANSACTIONS

During the year ended December 31, 2008, as previously explained, the Company issued a total of 25,000,005 shares of common stock, warrants to purchase 74,423,069 shares of common stock, and 100,000 shares of Series A preferred shares, pursuant to a share exchange agreement with PostInk for a 100% interest in PostInk.  These shares issued have been shown as a retroactive adjustment to the outstanding shares just prior to the acquisition, pursuant to reverse acquisition accounting.  In addition, in conjunction with the share exchange agreement, the Company also granted a total of 15,000,000 warrants to an individual to satisfy a debt previously held by the parent company, exercisable at $0.05 per share, which expire on April 1, 2012.

Also during the year ended December 31, 2008, the Company issued a total of 2,437,251 shares of common stock pursuant to various private placements at prices ranging from $0.35 to $0.40 per share, for total cash proceeds of $914,433.  Pursuant to these private placements, the Company also granted a total of 264,800 warrants, exercisable at $0.60 per share, which expire on March 1, 2010.  In addition, during the year ended December 31, 2008, the Company issued 51,429 shares of common stock in lieu of an outstanding note payable totaling $18,000, at $0.35 per share.

During the year ended December 31, 2007, the Company received capital contributions totaling $599,021.

NOTE 8 -        PREFERRED STOCK

Pursuant to the share exchange agreement previously discussed in Notes 1 and 7, the Company issued a total of 100,000 shares of Series A preferred stock.  Each share of preferred stock is convertible into 750 shares of common stock, and includes voting rights on a basis of 750 to 1.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 9 -       OUTSTANDING WARRANTS

As previously discussed, the Company granted 15,000,000 warrants to an individual, pursuant to the share exchange agreement, which warrants are exercisable at $0.05 per share, and expire on April 1, 2012.  In addition, pursuant to certain private placements at $0.40 per share, the Company also granted a total of 264,800 warrants to the investors, exercisable at $0.60 per share, which expire on March 1, 2010.  The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model pursuant to FASB Statement 123R, “Accounting for Stock-Based Compensation”, which model requires the use of exercise behavior data and the use of a number of assumptions including volatility of the Company’s stock price, the weighted average risk-free interest rate, and the weighted average expected life of the warrants.  Because the Company does not pay dividends, the dividend rate variable in the Black-Scholes model is zero.  Under the provisions of SFAS 123R, no value was assigned to the warrants granted, thus no additional expense was recorded for the year ended December 31, 2008, under the Black-Scholes option pricing model.

The Company estimated the fair value of the stock warrants based on the following weighted average assumptions during 2008:

Risk-free interest rate	1.78%
Expected life	18 months
Expected volatility	25%
Dividend yield	0.0%

                         A summary of the status of the Company’s outstanding warrants as of December 31, 2008 and the changes during the year then ended is presented below:

		Weighted Average
	Shares	Exercise Price

Outstanding, beginning of period	-	n/a

Granted	15,264,800	$0.06
Exercised / Expired / Cancelled	-	n/a

Outstanding, end of period	15,264,800	$0.06
Exercisable, end of period	15,264,800	$0.06

As of December 31, 2008, the following warrants were outstanding:

Warrants	Exercise Price	Termination Dates

15,000,000	$0.05	April 1, 2012
264,800	$0.60	March 1, 2010

15,264,800

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 10 -     COMMITMENTS AND CONTINGENCIES

Employment Agreements

Chief Executive Officer (CEO)

Effective January 1, 2008, the Company entered into an employment agreement with an employee of the Company to be its Chief Executive Officer (CEO) at $120,000 per annum.  However, effective April 1, 2008, the employee’s base salary was increased to $160,000 per annum.

Pursuant to the Company’s Stock and Long-Term Incentive Plan, the Company shall also grant the employee a nonqualified stock option to purchase up to 500,000 shares of the Company’s common stock upon completion of an anticipated “Initial Public Offering.”  The exercise price of such option shall be $0.10 or the closing price of the Company’s common stock, less 15%, on the date of the option exercise, whichever is less, subject to certain criteria.

Pursuant to the Company’s Stock and Long-Term Incentive Plan, the Company shall also grant the employee 200,000 shares of the Company’s common stock upon completion of an anticipated “Initial Public Offering,” subject to certain criteria.

The employee is also entitled to a 100% match of the employee’s semi-monthly contribution to the Company’s 401K program or comparable personal retirement program, effective immediately upon the 4th anniversary of the employment agreement.  The Company will also purchase and maintain at its expense term life insurance on the life of the employee in the face amount of $350,000 payable to the beneficiary or beneficiaries designated by the employee, contingent upon the employees’ insurability at no more than 150% of standard risk costs from a high quality insurance carrier.

The employee has agreed to forego the salary increase and obligation of Company’s 401K matching, as noted above, until such time that the Company is profitable or sufficient funding is raised to sustain company as a viable ongoing concern.

President

Effective January 1, 2008, the Company entered into an employment agreement with an employee of the Company to be its President, continuing until January 1, 2015, at $70,000 per annum.  Effective April 1, 2008, the employee’s base salary was increased to $95,000 per annum.  Effective January 1, 2009, the employee’s base salary was increased to $115,000 per annum.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 10 -     COMMITEMENTS AND CONTINGENCIES (Continued)
Employment Agreements (Continued)

President (Continued)

Pursuant to the Company’s Stock and Long-Term Incentive Plan, the Company shall also grant the employee a nonqualified stock option to purchase up to 300,000 shares of the Company’s common stock upon completion of an anticipated “Initial Public Offering.”  The exercise price of such option shall be $0.10 or the closing price of the Company’s common stock, less 15%, on the date of the option exercise, whichever is less, subject to certain criteria.  Pursuant to the Company’s Stock and Long-Term Incentive Plan, the Company shall also grant the employee 175,000 shares of the Company’s common stock upon completion of an anticipated “Initial Public Offering,” subject to certain criteria.

The employee is also entitled to a 100% match of the employee’s semi-monthly contribution to the Company’s 401K program or comparable personal retirement program, effective immediately upon the 4th anniversary of the employment agreement.  The Company will also purchase and maintain at its expense term life insurance on the life of the employee in the face amount of $350,000 payable to the beneficiary or beneficiaries designated by the employee, contingent upon the employees’ insurability at no more than 150% of standard risk costs from a high quality insurance carrier.

The employee has agreed to forego the salary increase and obligation of Company’s 401K matching, as noted above, until such time that the Company is profitable or sufficient funding is raised to sustain company as a viable ongoing concern.

NOTE 11 -      SUBSEQUENT EVENTS / RESTATEMENT

Subsequent to December 31, 2008, the following material subsequent events occurred:

1.	The Company raised an additional $120,000 through a convertible promissory note, convertible at $0.20 per share, which matures on March 31, 2011.

2.
The Company entered into an agreement with an advisory firm to assist the Company in raising additional capital.  Per the terms of the agreement, the advisory firm will receive a finders fee of $100,000 for the first phase of financing (up to $1,000,000), and $200,000 for the second phase of financing (up to $2,000,000).  In addition, the advisory firm is to receive cashless warrants to purchase up to 5,000,000 shares of common stock (done in tranches, based upon capital raised) at $0.20 per share for a five-year period, with anti-dilution protection.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 11 -      SUBSEQUENT EVENTS / RESTATEMENT (Continued)

3.
On October 14, 2009, the Company completed a private placement of its equity securities in which the Company raised approximately $1.5 million in gross proceeds.  Pursuant to this private placement, the Company issued 375,000 shares of the Company’s newly designated Series B Convertible Preferred Stock, which Series B Preferred Stock is convertible into a total of 15,000,000 shares of the Company’s common stock.  In addition, as part of the private placement, the Company granted warrants to purchase an aggregate of 3,000,000 shares of common stock.  The Series B stock and the warrants were sold as a unit, with each investor receiving eight warrants to purchase one share of common stock for every share of Series B stock purchased.  The purchase price for each unit was $4.00 per share of Series B stock purchased.

The warrants have an exercise price of $0.20 per share and expire on October 14, 2011.  The exercise price and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events, including, but not limited to: i) stock dividends, stock splits or reverse stock splits; ii) the payment of dividends on the common stock payable in shares of common stock or securities convertible into common stock; iii) a recapitalization, reorganization or reclassification involving the common stock, or a consolidation or merger of the Company; or iv) a liquidation or dissolution of the Company.

Also in connection with this private placement, the Company agreed to use it best efforts to effect a registration statement with the Securities and Exchange Commission of the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the warrants, upon the request of the holders of a majority of those shares after the second anniversary of the date of the private placement closing.  It also provides for the investors to have “piggyback” registration rights to include their shares in future registrations with the SEC by the Company of the issuance or sale of its securities.  The investor’s right to request a registration or inclusion in a registration terminates on the date that such investor may immediately sell all of the shares of common stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the warrants under Rule 144 or Rule 145 promulgated under the Securities Act.  The agreement also grants to the investors a right of first refusal to purchase all, but not less than all, of certain new securities the Company may, from time to time, propose to sell after the date of the private placement agreement, and also contains certain covenants relating to the Company’s Board of Directors and requiring the Company to retain patent counsel.

COPSYNC, INC.
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 11 -      SUBSEQUENT EVENTS / RESTATEMENT (Continued)

       The newly designated Series B Preferred Stock issued in this private placement will i) accrue dividends at a rate of 7.0% per annum, payable in preference to the common stock or any other capital stock of the Company, ii)
       will have a preference in liquidation, or deemed liquidation, to receive the initial investment in the Series B Stock, plus accrued and unpaid dividends, iii) is convertible into 40 shares of common stock, subject to adjustments for issuances by the Company of common stock less than $0.10 per share, and iv) has the right to elect the Series B Director.

As a result of the foregoing subsequent events as described above, the Company’s independent registered public accountants have removed the explanatory paragraph in respect to the Company’s ability to continue as a going concern from their independent auditor’s report dated April 14, 2009.